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                                                               EXHIBIT 10.1.1



FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This First Amendment to Amended and Restated Employment Agreement (the "First Amendment") is entered into by and between Donald Kushner, as "Employee," and The Kushner-Locke Company, a California corporation, as "Employer" or "Company," as of March 2, 1999, based upon the following facts:

                                    RECITALS

A. Employee and Company executed an Amended and Restated Employment Agreement as of October 1, 1997, setting forth the terms and conditions of Employee's employment by Company.

B. On March 2, 1999, a special meeting of the Board of Directors of Company was held at which the Board of Directors took the following action: (1) granted to Employee 50,000 shares of restricted common stock of The Kushner-Locke Company with the terms and conditions of such restrictions to be determined by the Board at a later date; (2) accelerated the vesting of one-half of all previously issued but currently unvested stock options granted to Employee; (3) amended the Amended and Restated Employment Agreement of Employee dated October 1, 1997 to immediately increase Employee's Salary by $25,000 on an annual basis, effective as of March 2, 1999; (4) extended the term of Employee's Amended and Restated Employment Agreement to expire on March 2, 2004; (5) established Employee's annualized Base Salary for the employment year ending September 30, 2003 at $550,000 and established the annualized Base Salary for the partial employment year ending March 2, 2004 at $575,000; and (6) ratified and confirmed the Amended and Restated Employment Agreement except as so amended. A true and correct copy of the Minutes of Directors' Meeting of The Kushner-Locke Company of March 2, 1999 is attached as Exhibit A to this First Amendment to Amended and Restated Employment Agreement.

C. Company and Employee now wish to amend Employee's Amended and Restated Employment Agreement to reflect the action taken by Company's Board of Directors on March 2, 1999.

     NOW, THEREFORE, in consideration of the parties' mutual promises contained herein and in the Amended and Restated Employment Agreement, which consideration is acknowledged to be adequate and sufficient, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. The above Recitals are hereby incorporated in this First Amendment by reference.

2. Employee's Amended and Restated Employment Agreement is hereby amended in conformance with the March 2, 1999 Minutes of Directors' Meeting of The Kushner-Locke Company, and as stated in Recital B above.




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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of March 2, 1999.



"Employer":                          THE KUSHNER-LOCKE COMPANY,
                                     a California corporation

                                By:  /s/ BRUCE ST.J LILLISTON
                                     -----------------------------------
                                     Title: Chief Operating Officer and
                                            President


"Employee":                          /s/ DONALD KUSHNER
                                     -----------------------------------